SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                         Star Multi Care Services, Inc.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4.    Proposed maximum aggregate value transaction:

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      5.    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

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

                         STAR MULTI CARE SERVICES, INC.
                              33 Walt Whitman Road
                       Huntington Station, New York 11746

                NOTICE OF THE 2001 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON May 29, 2002

To the Shareholders of Star Multi Care Services, Inc.:

      NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Shareholders (the "Meeting") of Star Multi Care Services, Inc. (the "Company") will be held at the Huntington Hilton Hotel, 598 Broadhollow Road, Melville, New York 11747 on Wednesday, May 29, 2002 at 3:00 P.M., local time, to consider and act upon the following matters:

      (1) The ratification and approval of certain amendments to the By-laws of the Company.

      (2)   The election of one nominee to the Board of Directors.

      (3) The approval of an Amendment to the Certificate of Incorporation to increase the authorized shares of common stock.

      (4) The ratification and approval of the appointment of Holtz Rubenstein & Co., LLP as the Company's independent certified public accountants for the fiscal year ending May 31, 2002; and

      (5) The approval of an Amendment to the Certificate of Incorporation to reduce the shareholder vote required to approve certain transactions.

      (6) The transaction of such other business as may properly come before the Meeting or any adjournments or postponements thereof.

      The enclosed form of proxy has been prepared at the direction of the Board of Directors of the Company and is sent to you at its request. The persons named in said proxy have been designated by the Board of Directors.

      Information regarding the matters to be acted upon at the Meeting is contained in the accompanying Proxy Statement.

IF YOU DO NOT EXPECT TO BE PRESENT PERSONALLY AT THE MEETING AND YOU WISH YOUR SHARES TO BE VOTED AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY BY MAIL IN THE POSTAGE-PAID ENVELOPE SENT TO YOU HEREWITH FOR THAT PURPOSE. IF YOU LATER FIND THAT YOU CAN BE PRESENT AT THE MEETING OR FOR ANY OTHER REASON DESIRE TO REVOKE OR CHANGE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.

      The Board of Directors has fixed the close of business on April 9, 2002 as the time when shareholders entitled to notice of and to vote at the Meeting shall be determined and all persons who are holders of record of the Company's Common Stock at such time, and no others, shall be entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof. Holders of a majority of the outstanding shares of the Company's Common Stock must be present in person or by proxy in order for the Meeting to be held.

      A copy of the Company's Annual Report to Shareholders containing the financial statements of the Company for the fiscal year ended May 31, 2001 accompanies this Notice.

                                        By Order of the Board of Directors,


                                        /s/ STEPHEN STERNBACH
                                        ----------------------------------------
                                        STEPHEN STERNBACH
                                        President and Chief Executive Officer

Huntington Station, New York
April 29, 2002

PROXY                    STAR MULTI CARE SERVICES, INC.                    PROXY
           This Proxy is solicited on behalf of the Board of Directors
             PROXY for Annual Meeting of Shareholders - May 29, 2002

The undersigned shareholder of common stock of STAR MULTI CARE SERVICES, INC. hereby constitutes and appoints Stephen Sternbach, as proxy for the undersigned, each with full power of substitution, to vote and otherwise represent all of the shares of the undersigned of the 2001 Annual Meeting of Shareholders of the Company to be held at the Huntington Hilton Hotel, 598 Broadhollow Road, Melville, New York 11747 on Wednesday, May 29, 2002 at 3:00 P.M., local time, and at any adjournments or postponements thereof, as if the undersigned were present and voting the shares, in the following manner:

      (1) The ratification and approval of certain amendments to the By-laws of the Company.

--------------------------------------------------------------------------------
      (2) Election of Directors:

          |_| FOR the nominee listed below               |_| WITHHOLD AUTHORITY
          (except as indicated to the                    to vote for the nominee
          contrary below)                                listed below

NOMINEE: Gary L. Weinberger.
(Instruction: To withhold authority to vote for the individual nominee, write that nominee's name in the space provided below)

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      (3) The approval of an Amendment to the Certificate of Incorporation to
increase the authorized shares of common stock.

          |_| FOR                   |_| AGAINST                      |_| ABSTAIN

--------------------------------------------------------------------------------
      (4) Ratification and approval of the appointment of Holtz Rubenstein & Co., LLP as the Company's independent certified accountants:

          |_| FOR                   |_| AGAINST                      |_| ABSTAIN

--------------------------------------------------------------------------------
      (5) The approval of an Amendment to the Certificate of Incorporation to reduce the shareholder vote required to approve certain transactions.

          |_| FOR                   |_| AGAINST                      |_| ABSTAIN

This Proxy is solicited on behalf of the Board of Directors and, unless contrary instructions are indicated, will be voted FOR the ratification and approval of certain amendments to the By-laws of the Company, FOR the election of the nominee for director, FOR the approval of an Amendment to the Certificate of Incorporation to increase the authorized shares of common stock, FOR ratification, FOR approval of the appointment of Holtz, Rubenstein & Co., LLP as the Company's independent certified accountants and FOR the approval of an Amendment to the Certificate of Incorporation to reduce the shareholder vote required to approve certain transactions.. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting, Proxy Statement and Annual Report to Shareholders of the fiscal year ended May 31, 2001 and hereby revokes any proxy or proxies previously given.

                                        Dated:____________________________, 2002


                                        ________________________________________
                                                       Signature


                                        ________________________________________
                                                       Signature

Please date and sign exactly as name appears hereon. If signing as attorney, executor, administrator, trustee, or guardian, please indicate the capacity in which your are acting. Proxies executed by corporations should be signed in the corporation's full name by a duly authorized officer. Proxies executed by partnerships should be signed in the partnership name by an authorized person. If shares are held jointly, each shareholder named should sign.

PLEASE MARK, SIGN AND DATE THIS PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED.

                         STAR MULTI CARE SERVICES, INC.
                              33 Walt Whitman Road
                       Huntington Station, New York 11746

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                2001 Annual Meeting of Shareholders, May 29, 2002

      This Proxy Statement is furnished to the holders of Common Stock, par value $.001 per share ("Common Stock") of Star Multi Care Services, Inc. (the "Company") in connection with the solicitation by the board of directors (the "Board of Directors" or the "Board") of the Company of proxies (the "Proxy" or "Proxies") in the accompanying form for use at the 2001 Annual Meeting of Shareholders of the Company to be held at 3:00 P.M. on May 29, 2002, at the Huntington Hilton Hotel, 598 Broadhollow Road, Melville, New York, or at any adjournments or postponements thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of 2001 Annual Meeting of Shareholders.

      The presence, either in person or by properly executed Proxies, of a majority of the shares of the Company's Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Both abstentions and broker non-votes are considered present for purposes of determining a quorum but are excluded from votes cast.

      This Proxy Statement and the accompanying form of Proxy are being mailed on or about April 29, 2002. The Board of Directors of the Company has fixed the close of business on April 9, 2002 as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. As of April 12, 2002, 710,000 shares of Common Stock were outstanding and held of by 734 shareholders of record. Each share is entitled to one vote.

      When a Proxy is returned, properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the Proxy. If a shareholder does not attend the Meeting and does not return the signed Proxy, such shareholder's shares will not be voted. If a shareholder returns a signed Proxy but does not indicate how his or her shares are to be voted, such shares will be voted FOR the ratification and approval of certain amendments to the By-laws of the Company, FOR the election of the nominee for directors, FOR the approval of an Amendment to the Certificate of Incorporation to increase the authorized shares of common stock, FOR ratification, FOR approval of the appointment of Holtz, Rubenstein & Co., LLP as the Company's independent certified accountants and FOR the approval of an Amendment to the Certificate of Incorporation to reduce the shareholder vote required to approve certain transactions.. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. As of the date of this Proxy Statement, the Board of Directors does not know of any other matters which are to come before the Meeting. If any other matters are properly presented at the Meeting for consideration, the persons named in the enclosed Proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

      Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the Proxy,
(ii) duly executing a later dated Proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company before taking the vote at the Meeting or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a Proxy). Any written notice of revocation or subsequent Proxy should be sent so as to be delivered to Star Multi Care Services, Inc., 33 Walt Whitman Road, Huntington Station, New York, 11746, Attention Stephen Sternbach, Corporate Secretary, or hand delivered to the Secretary of the Company at or before the taking of the vote at the Meeting.

      The Company will bear the cost of the solicitation of Proxies from its shareholders. In addition to solicitation by use of the mails, Proxies may be solicited by directors, officers and employees of the Company in person or by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. To ensure that a quorum is present in person or by proxy at the annual meeting, it may be necessary for certain of our officers, directors, employees, or other agents to solicit proxies by telephone, facsimile, or other means. Currently we do not intend to solicit proxies other than by mail.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

      Set forth below is the ownership of the Company's Common Stock at September 28, 1998 by (i) the only persons or groups who were owners of record or were known by the Company to beneficially own on November 13, 2000 more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee for director of the Company; (iii) each executive officer named in the Summary Compensation Table under the caption "Executive Compensation" below; and (iv) all directors and executive officers of the Company as a group. The Company understands that, except as noted below, each beneficial owner has sole voting and investment power with respect to all shares attributable to such owner.

                                        Amount and Nature
Name and Address                          of Beneficial              Percent
of Beneficial Owner                        Ownership*              of Class (1)
-------------------                        ----------              ------------

Stephen Sternbach
c/o Star Multi Care Services, Inc.
33 Walt Whitman Road
Huntington Station, NY 11746                ********                 ********

Charles Berdan
c/o Star Multi Care Services, Inc.
33 Walt Whitman Road
Huntington Station, NY 11746                ********                 ********

John P. Innes II
c/o Star Multi Care Services, Inc.
33 Walt Whitman Road
Huntington Station, NY 11746,               ********                 ********

Matthew Solof
33 Fairbanks Boulevard
Woodbury, NY 11797                          ********                 ********

Gary L. Weinberger
c/o Star Multi Care Services, Inc.
33 Walt Whitman Road
Huntington Station, NY 11746                ********                 ********

Gregory Turchan
c/o Star Multi Care Services, Inc.
33 Walt Whitman Road
Huntington Station, NY 11746                ********                 ********

                                     -------------------------------------------
                                     (footnotes are continued on following page)

All directors and executive
officers of the Company as a group
(6 persons)                                  ******                   ******

----------

* All share amounts in this Proxy Statement have been adjusted to take into account the stock dividends effectuated on May 30, 1995, January 12, 1996 and November 4, 1996, respectively, and the 1 for 3 reverse stock split effective on December 13, 1999.

(1) Shares subject to options are considered outstanding only for the purpose of computing the percentage of outstanding Common Stock which would be owned by the optionee if the options were so exercised, but (except for the calculation of beneficial ownership by all executive officers and directors as a group) are not considered outstanding for the purpose of computing the percentage of outstanding Common Stock owned by any other person.

(2) Includes 39,868 shares of the Company's Common Stock owned by the Stephen Sternbach Family Trust; Mr. Sternbach disclaims beneficial ownership with respect to these shares. Also includes 201,294 shares of the Company's Common Stock which Mr. Sternbach has a currently exercisable option to purchase pursuant to the Company's 1992 Stock Option Plan.

(3) Includes options to purchase 3,498 shares of the Company's common stock granted under the Company's 1997 Non-Employee Director Stock Option Plan.

(4) Includes options to purchase 4,998 shares of the Company's common stock granted under the Company's 1997 Non-Employee Director Stock Option Plan.

(5) Includes options to purchase 64,422 shares of the Company's common stock granted under the Company's 1992 Stock Option Plan.

                                   PROPOSAL 1

                    AMENDMENTS TO THE BY-LAWS OF THE COMPANY

On February 11, 2002, we adopted a Shareholders Rights Plan and announced the implementation of a classified board of directors and certain other amendments to its By-laws relating to matters governing Shareholder Meetings. Two of the amendments to the By-laws were adopted subject to shareholder approval at the next meeting of shareholders. Therefore, these amendments are presented to the shareholders for approval at this Annual Meeting of Shareholders.

Article II Section 1 was amended to implement a classified board of directors. The directors will be classified, with respect to the term for which they hold office, into three classes, as nearly equal as possible. One class of directors (consisting of one director) shall be elected for a term expiring at the annual meeting to be held in 2002, another class (consisting of one director) shall be elected for a term expiring at the annual meeting to be held in 2003, and another class (consisting of two directors) shall be elected for a term expiring at the annual meeting to be held in 2004. At each succeeding annual meeting, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting held in the third year following the year of their election.[See Exhibit A]

The Classified Board is so designed to assure that all of the Company's shareholders receive fair and equal treatment in the event of any proposed takeover of the Company by restricting the ability of a hostile acquirer from effecting a rapid takeover of the Board. In addition, the Classified Board insures that at all times at least a majority of the board has a minimum of one year's experience and familiarity with the Company.

Article IX Section 1 was amended to require that the By-laws may only be amended or repealed by the shareholders by an affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a class. This By-law amendment is intended to continue to provide Shareholders with an opportunity to submit proposals for consideration at Shareholders' meetings while promoting stability, enhanced public disclosure and an appropriate period of time to permit all the Shareholders to consider shareholder proposals. [See
Exhibit 3.1 to Form 10-Q for the period ended February 28, 2002.]

                       PROPOSAL 2 - ELECTION OF DIRECTORS

      At the Meeting, one director is to be elected. Pursuant to the Company's By Laws, all directors are elected to serve for their respective terms expiring in 2001, 2002 and 2003 and until their respective successors are elected and qualified. Gary Weinberger has been nominated as a Class I director with a term expiring at the annual meeting in 2001, Charles Berdan has been nominated as a Class II director with a term expiring at the annual meeting 2002, and Stephen Sternbach and Matthew Solof have been nominated as Class III directors with a term expiring at the annual meeting in 2003. Unless otherwise directed, the persons named in the enclosed Proxy intend to cast all votes pursuant to Proxies received for the election of Gary L. Weinberger,

(collectively, the "Nominee").

      The Nominee has consented to serve as a director if elected. The Nominee currently serves as a director and was elected to that position at the Company's 2000 Annual Meeting of Shareholders.. Unless authority to vote for any director is withheld in a Proxy, it is intended that each Proxy will be voted FOR the Nominee. In the event that the Nominee for director should, before the Meeting, become unable to serve or for good cause will not serve if elected, it is intended that shares represented by Proxies which are executed and returned will be voted for such substitute nominee as may be recommended by the Company's existing Board of Directors, unless other directions are given in the Proxies. To the best of the Company's knowledge, the Nominee will be available to serve.

                              Position Held with the              Directors
Name                   Age    Company                               Since
----                   ---    ----------------------              ---------

Stephen Sternbach       45    Chairman of the Board of              1987
                              Directors, President and Chief
                              Executive Officer

Charles Berdan +*x      51    Director                              1994

Matthew Solof +*x       47    Director                              1992

Gary L. Weinberger      51    Director                              1996

Gregory Turchan         42    Senior Vice President,                1998
                              Secretary, Chief Operating
                              Officer, and Director

+     Member of Compensation Committee
*     Member of Stock Option Committee
x     Member of Audit Committee

Nominee for Director (Class I)

GARY L. WEINBERGER

      Gary L. Weinberger has been engaged in the private practice of orthodontics for more than 20 years. In addition, Dr. Weinberger is engaged as a consultant on financial planning and management. Dr. Weinberger is a member of the International Board of Standards and Practices for Financial Planners, the International Association of Financial Planners, and the American Association of Orthodontists.

Director Whose Term Expires in 2002 (Class II)

MATTHEW SOLOF

      Matthew Solof has been a director of the Company since November 1992. Since 1991, he has been the President and Chief Executive Officer of AMI Group, a real estate development and acquisition company, and President and Chief Executive Officer of Mercantile Mortgage Association, a mortgage lending company. Since 1996 he has been President and Chief Executive Officer of Landco Mortgage Bankers, Inc., a New York State licensed mortgage banker. From 1983 to 1992, Mr. Solof was a trader at IRV Companies, a firm which specialized in oil trading, and from 1981 to 1991, he was President and Chief Executive Officer of Matthew Solof Trading Company, a firm which also specializes in oil trading.

Director Whose Term Expires in 2003 (Class III)

STEPHEN STERNBACH

      Stephen Sternbach has been the Chairman of the Board of Directors, President and Chief Executive Officer of the Company since 1987. From 1978 to 1986, Mr. Sternbach was associated with Automated Data Processing, Inc. ("ADP"), a provider of information services where he held several marketing positions and ultimately the position of Director of Sales. Mr. Sternbach has served on the Board of Trustees of the Long Island Chapter of the National Multiple Sclerosis Society since 1996. Mr. Sternbach earned a Masters Degree in Public Administration from Syracuse University and a B.A. in Industrial Relations & Personnel Administration from Ithaca College.

CHARLES BERDAN

      Charles Berdan became a director of the Company in April 1994. Since January 1999, Mr. Berdan has served as Regional Sales Manager for LearnFrame, an online training company. From April 1994 through June 1998, Mr. Berdan has served as a sales executive for Automatic Data Processing, Inc., a provider of information services. From January 1993 to September 1993, Mr. Berdan was a Vice President of the Senior Bulletin, a newspaper, which the Company purchased in September 1993.

Background of a Former Member of the Board of Directors:

GREGORY TURCHAN

      Gregory Turchan was elected Senior Vice President, Chief Operating Officer and a member of the Board of Directors of the Company on May 20, 1998. Previously, he had served as Vice President-Operations of the Company since 1996. Mr. Turchan was originally employed by the Company in 1995 to assist in the transition of an acquisition by the Company. Prior to 1995, Mr. Turchan served as an officer of Long Island Nursing Registry, Inc., a home health care provider acquired by the Company in 1995. Mr. Turchan resigned from the Board of Directors and as an employee and officer of the Company on October 3, 2001.

Meetings of the Board of Directors

      During the Company's last fiscal year, its Board of Directors held four
(4) meetings and acted on eight (8) occasions by unanimous written consent without a meeting.

      The Stock Option Committee of the Board of Directors consists of Messrs. Gary Weinberger, Matthew Solof and Charles Berdan. The function of this committee, which held no meetings during the past fiscal year and acted two times by unanimous written consent without meeting, to administer the Company's stock option plans.

      The Audit Committee of the Board of Directors consists of Messrs. Gary Weinberger, Matthew Solof and Charles Berdan and its function is to nominate independent auditors, subject to approval by the Board of Directors, and to examine and consider matters related to the audit of the Company's accounts, the financial affairs and accounts of the Company, the scope of the independent auditors' engagement and their compensation, the effect on the Company's financial statements of any proposed changes in generally accepted accounting principles, disagreements, if any, between the Company's independent auditors and management, and matters of concern to the independent auditors resulting from the audit, including the results of the independent auditors' review of internal accounting controls. The Audit Committee held no meetings during the past fiscal year.

      The Compensation Committee of the Board of Directors consists of Messrs. Gary Weinberger, Matthew Solof and Charles Berdan and its function is to fix the salaries, bonuses and other compensation arrangements of the executive officers of the Company, and it also has the authority to examine, administer and make recommendations to the Board with respect to benefit plans and arrangements (other than the stock option plans which are administered by the Stock Option Committee) of the Company and its subsidiaries. The Compensation Committee held one (1) meeting during the past fiscal year.

      The Compliance Committee of the Board of Directors consists of Messrs. Charles Berdan, Gary L. Weinberger and Stephen Sternbach. The function of this committee, which had one meeting during the past fiscal year, is to examine and consider matters relating to regulatory and managerial compliance.

      The Board of Directors has no standing nominating committee.

      Each incumbent director attended at least 75% of the meetings of the Board of Directors and the committee on which he served which were held while he was serving as a director and/or committee member during the Company's last fiscal year.

Compensation Committee Interlocks and Insider Participation

      No members of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of its common stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission ("SEC") and each exchange on which the Company's securities are registered. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all ownership forms they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain persons that no Form 5 was required for those persons, the Company believes that, during the year ended May 31, 2001, its officers, directors and greater than ten-percent shareholders complied with all applicable Section 16 filing requirements.

      Performance Graph

            Set forth below is a graph comparing the yearly change in the cumulative shareholder return of the Company's Common Stock with the National Association of Securities Dealers Automated Quotation Market Index and a peer group index of five competing companies for the same period. The comparison assumes $100 was invested at the close of business on May 31, 2001 in the Company's Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. The Company paid no cash dividends during the periods.

                      CUMULATIVE TOTAL SHAREHOLDER RETURNS
                             (Dividends Reinvested)

                           Base
Company Name/              Period
     Index                 5/31/95  5/31/96  5/30/97  5/29/98  5/28/99  5/31/00

Star Multi Care             100.00   197.94   133.67    72.40    37.13    18.56
Services

NASDAQ- U.S.                100.00   141.15   158.37   201.08   277.03   395.93

Peer Group                  100.00    65.77    58.91    40.13    23.52    18.20

Peer Group Companies

IN HOME HEALTH, INC.
NEW YORK HEALTH CARE, INC.
TRANSWORLD HEALTHCARE INC
GENTIVA HEALTH SERVICES

Compensation Committee Report

      Overview and Philosophy

      The Compensation Committee of the Board of Directors is composed of three directors, Messrs. Berdan, Innes and Solof. The Compensation Committee is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. The Compensation Committee's executive compensation philosophy (which is intended to apply to all members of the Company's management, including its Chief Executive Officer) is to provide competitive levels of compensation, integrate managements' pay with achievement of the Company's performance goals, reward above average corporate performance, recognize individual initiative and achievement and assist the Company in attracting and retaining qualified management.

      The objectives of the Company's executive compensation program are to:

            Support the achievement of desired Company performance.
      * Provide compensation that will attract and retain superior talent and reward performance.

      The executive compensation program provides an overall level of compensation opportunity that is competitive within the health care industry, as well as with a broader group of companies of comparable size and complexity.

      Executive Officer Compensation

      The Company's executive officer compensation is comprised of base salary, annual cash bonus and long-term incentive compensation in the form of stock options and various benefits, including medical plans generally available to employees of the Company.

      It is the philosophy of the Compensation Committee that compensation of executive officers should be closely aligned with the financial performance of the Company. Accordingly, benefits are provided through stock option incentives and bonuses which are generally consistent with the goal of coordinating the rewards to management with a maximization of shareholder return. In reviewing Company performance, consideration is given to the Company's earnings. Also taken into account are external economic factors that effect results of operations. An attempt is also made to maintain compensation within the range of that afforded like executive officers at companies whose size and business is comparable to that of the Company.

      CEO Compensation

      In the case of Stephen Sternbach, the Chief Executive Officer, the Compensation and Stock Option Committee evaluates the Company's mid and long range strategic planning and its implementation as well as the considerations impacting the compensation of executive officers generally which are described above. Mr. Sternbach was awarded a bonus of $25,000 for the year ended May 31, 2000, that will be paid in fiscal 2000-2001.

      Benefits

      The Compensation Committee endorses the position that equity ownership by management is beneficial in aligning managements' and shareholders' interest in the enhancement of shareholder value. Stock options were granted at exercise prices equal to the market value of the Company's Common Stock on the date of grant.

      The Company provides to executive officers medical benefits that generally are available to Company employees. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for fiscal 2001.

Compensation of Directors

      The Company's non-employee directors are paid a fee of $750 for each Board of Directors meeting which they attend. They are not paid any additional fee for serving on any committees of the Board of Directors. However, in September 1998 and May 1999, the outside directors were granted a non-statutory stock option for the right to purchase up to 1,667 and 3,334 shares, respectively, of common stock of the Company.

Audit Committee Report

      In fulfilling its oversight duties, the Audit Committee reviewed and discussed with management and our independent auditors, Holtz Rubenstein & Co., LLP, our audited financial statements for the fiscal year ended May 31, 2001. The Audit Committee also discussed with our auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). These matters include the independent auditors' judgments as to the quality, not just the acceptability, of our accounting principles, as well as such other matters as our auditors are required to discuss with the Audit Committee under generally accepted auditing standards. The Audit Committee received the written disclosures and letter from our auditors required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with our auditors their independence.

      During the fiscal year ended May 31, 2001, our auditors did not provide us with non-audit services.

      Based upon the above review and discussions with management and our independent auditors, the Audit Committee recommended to our board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2001, for filing with the SEC. The Audit Committee and our board of directors have also recommended, subject to shareholder ratification, selection of Holtz Rubenstein & Co., LLP as our independent auditors for fiscal year 2002 (see proposal 4)

                                        Respectfully submitted,

                                        THE AUDIT COMMITTEE

                                        Gary Weinberger
                                        Matthew Solof
                                        Charles Berdan

      The foregoing report of the Audit Committee may not be deemed incorporated by reference in any previous or future documents filed by us with the SEC under the Securities Act or the Securities Exchange Act, except to the extent we specifically incorporates it by reference in any such document.

                             EXECUTIVE COMPENSATION

The following table provides information with respect to all compensation paid or accrued by the Company during the three most recent fiscal years ended May 31, to those Executive officers of the Company whose salary and bonus for fiscal 1999 exceeded $100,000.

Summary Compensation Table

                                        Annual Compensation                   Long Term Compensation Awards
                                        -------------------          -----------------------------------------------
                                                          Other
Name and                                                  Annual     Restricted
Principal                                                 Compen-    Stock             Securities           LTIP         All Other
Position                    Year   Salary($)    Bonus($)  sation     Awards      Underlying Options(#)   Payments($)   Compensation
--------                    ----   ---------------------------------------------------------------------------------   ------------
Stephen Sternbach           2000   $275,917    $25,000      --          --              201,294          $ 27,000(1)    $ 15,125(4)
Chief Executive Officer,    1999   $270,676    $25,000      --      45,848(5)                            $ 52,000(2)
President and               1998   $257,250         --                  --                   --          $ 35,000(3)    $288,941(4)
Chairman of the Board

Gregory Turchan             2000   $151,635    $15,000              64,211
Senior Vice President,      1999   $129,101    $12,500              12,210(5)
Secretary and               1998   $121,627
Chief Operating Officer

(1) Represents $27,000 credited by the Company to a book reserve account as contingent deferred compensation for the benefit of Mr. Sternbach pursuant to a Non-Qualified Retirement and Death Benefit Agreement between the Company and Mr. Sternbach.

(2) Represents $25,000 of income recognized upon partial forgiveness of debt owed by Mr. Sternbach and $27,000 credited by the Company to a book reserve account as contingent deferred compensation for the benefit of Mr. Sternbach pursuant to a Non-Qualified Retirement and Death Benefit Agreement between the Company and Mr. Sternbach.
(3) Represents $35,000 credited by the Company to a book reserve account as contingent deferred compensation for the benefit of Mr. Sternbach pursuant to a Non-Qualified Retirement and Death Benefit Agreement between the Company and Mr. Sternbach.
(4) Represents monies earned by Mr. Sternbach upon the exercise of stock options previously granted.

(5)   Options repriced on September 14, 1998.

Option/SAR Grants in Last Fiscal Year

                                                                                       Potential
                                                                                       Realized Value at
                                                                                       Assumed Annual
                                                                                       Rates of Stock
                                                                                       Price
                                                                                       Appreciation
                                                                                       for Option Term
---------------------------------------------------------------------------------------------------------------
(a)                    (b)             (c)           (d)               (e)             (f)            (g)
                       Number of       % of Total
                       Securities      Options/SARs
                       Underlying      Granted to
                       Options/SARs    Employees in  Exercise or Base  Expiration
Name                   Granted (#)     Fiscal Year   Price ($/Sh)      Date            5%             10%
---------------------------------------------------------------------------------------------------------------
Stephen Sternbach        100,647           36.9%          $1.375        12/27/04       $104,472       $269,231
Gregory Turchan           32,211           11.8%          $ 1.25        12/27/04       $ 34,144       $148,895

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

      The following table contains information concerning the number and value, at May 31, 2001, of the exercised and unexercised options held by Messrs. Sternbach and Turchan

Name            Shares         Value          Number of Securities           Value of Unexercised
----            Acquired on    Realized ($)   Underlying Unexercised         In-the-Money Options Held at
                Exercise (#)   ------------   Options Held at Fiscal         Fiscal Year-End
                ------------                  Year-End                       (Exercisable/Unexercisable)(1)
                                              (Exercisable/Unexercisable)    ------------------------------
                                              ---------------------------
Stephen         0              0              201,294/0                      $50,324
Sternbach

Gregory         0              0              64,422/0                       $20,132
Turchan

(1) Fair market value of underlying securities (the closing price of the Company's Common Stock on the Nasdaq National Market) at fiscal year end (May 31, 2001), minus the then effective exercise price.

Employment Agreements and Termination of Employment and Change in Control Arrangements.

      The Company has an employment agreement with Stephen Sternbach dated as of December 3, 1995 (the "Sternbach Employment Agreement"). The Sternbach Employment Agreement has a term of five years and provides for an initial annual salary of $250,000 (subject to annual increase by the amount of the increase in the Consumer Price Index from the immediate preceding year) plus a bonus of 6% of the Company's net profit before taxes in excess of $1,200,000, not to exceed an aggregate annual bonus of $500,000. The Sternbach Employment Agreement provides that after a Change in Control (as defined in the Sternbach Employment Agreement) of the Company has occurred, if either Mr. Sternbach terminates his employment within six months after he has obtained actual knowledge of the Change in Control or the Company (or any successor thereto) terminates his employment with the Company within one year after the Change in Control, Mr. Sternbach will be entitled to receive (i) his salary, bonuses, awards, perquisites and benefits including, without limitation, benefits and awards under the Company's stock option plans and pension and retirement plans and programs, accrued through the date Mr. Sternbach's employment with the Company is terminated and (ii) a lump-sum payment in cash equal to 2.99 times Mr. Sternbach's base amount.

      On June 21, 2000, the Board of Directors of the Company renewed the employment agreement with Stephen Sternbach originally dated as of December 3, 1995, as amended, for an additional five year term (the "Renewed Sternbach Employment Agreement"). The Renewed Sternbach Employment Agreement provides for an annual salary of $280,813.52, his base salary prior to renewal (subject to annual increase by the amount of the increase in the Consumer Price Index from the immediate preceding year) plus a bonus of 6% of the Company's net profit before taxes in excess of $1,200,000. The Renewed Sternbach Employment Agreement provides that after a Change in Control (as defined in the Sternbach Employment Agreement) of the Company has occurred, if either Mr. Sternbach terminates his employment within six months after he has obtained actual knowledge of the Change in Control or the Company (or any successor thereto) terminates his employment with the Company within one year after the Change in Control, Mr. Sternbach will be entitled to receive (i) his salary, bonuses, awards, perquisites and benefits including, without limitation, benefits and awards under the Company's stock option plans and pension and retirement plans and programs, accrued through the date Mr. Sternbach's employment with the Company is terminated and (ii) a lump-sum payment in cash equal to 2.99 times Mr. Sternbach's base amount.

      In addition, the Renewed Sternbach Employment Agreement terminated the Non-Qualified Retirement and Death Benefit Agreement dated February 1, 1994 Instead, the Renewed Sternbach Employment Agreement provides for an annual contribution by the Company to an investment vehicle of Mr. Sternbach's choice equal to ten percent (10%) of his wages and will no longer be deemed deferred compensation. Additionally, the Company shall continue to pay the premiums of a life insurance policy, owned by Mr. Sternbach, insuring his life for $1.2 million. The cash value of this policy was assigned to Mr. Sternbach.

      The Company and Mr. Sternbach are also parties to a Consulting Agreement (the "Sternbach Consulting Agreement") pursuant to which the Company has agreed to retain Mr. Sternbach as a consultant for a period of two years from the time that his employment with the Company terminates. Pursuant to the Sternbach Consulting Agreement, the Company has agreed to pay Mr. Sternbach $150,000 per year and he will be entitled to participate in the health insurance and similar benefits which the Company provides to any of its other consultants.

      Compensation of Directors

            The Company's non-employee directors are paid a fee of $750 for each Board of Directors meeting which they attend. They are not paid any additional fee for serving on any committees of the Board of Directors. However, in September 1998, the outside directors were granted a non-statutory stock option for the right to purchase up to 5,000 shares of common stock of the Company.

Employment Agreements and Termination of Employment and Change in Control Arrangements.

            The Company has an employment agreement with Stephen Sternbach dated as of December 3, 1995 (the "Sternbach Employment Agreement"). The Sternbach Employment Agreement has a term of five years and provides for an initial annual salary of $250,000 (subject to annual increase by the amount of the increase in the Consumer Price Index from the immediate preceding year) plus a bonus of 6% of the Company's net profit before taxes in excess of $1,200,000, not to exceed an aggregate annual bonus of $500,000. The Sternbach Employment Agreement provides that after a Change in Control (as defined in the Sternbach Employment Agreement) of the Company has occurred, if either Mr. Sternbach terminates his employment within six months after he has obtained actual knowledge of the Change in Control or the Company (or any successor thereto) terminates his employment with the Company within one year after the Change in Control, Mr. Sternbach will be entitled to receive (i) his salary, bonuses, awards, perquisites and benefits including, without limitation, benefits and awards under the Company's stock option plans and pension and retirement plans and programs, accrued through the date Mr. Sternbach's employment with the Company is terminated and (ii) a lump-sum payment in cash equal to 2.99 times Mr. Sternbach's base amount.

      On June 21, 2000, the Board of Directors of the Company renewed the employment agreement with Stephen Sternbach originally dated as of December 3, 1995, as amended, for an additional five year term (the "Renewed Sternbach Employment Agreement"). The Renewed Sternbach Employment Agreement provides for an annual salary of $280,813.52, his base salary prior to renewal (subject to annual increase by the amount of the increase in the Consumer Price Index from the immediate preceding year) plus a bonus of 6% of the Company's net profit before taxes in excess of $1,200,000. The Renewed Sternbach Employment Agreement provides that after a Change in Control (as defined in the Sternbach Employment Agreement) of the Company has occurred, if either Mr. Sternbach terminates his employment within six months after he has obtained actual knowledge of the Change in Control or the Company (or any successor thereto) terminates his employment with the Company within one year after the Change in Control, Mr. Sternbach will be entitled to receive (i) his salary, bonuses, awards, perquisites and benefits including, without limitation, benefits and awards under the Company's stock option plans and pension and retirement plans and programs, accrued through the date Mr. Sternbach's employment with the Company is terminated and (ii) a lump-sum payment in cash equal to 2.99 times Mr. Sternbach's base amount.

      In addition, the Renewed Sternbach Employment Agreement terminated the Non-Qualified Retirement and Death Benefit Agreement dated February 1, 1994 Instead, the Renewed Sternbach Employment Agreement provides for an annual contribution by the Company to an investment vehicle of Mr. Sternbach's choice equal to ten percent (10%) of his wages and will no longer be deemed deferred compensation. Additionally, the Company shall continue to pay the premiums of a life insurance policy, owned by Mr. Sternbach, insuring his life for $1.2 million. The cash value of this policy was assigned to Mr. Sternbach.

      The Company and Mr. Sternbach are also parties to a Consulting Agreement (the "Sternbach Consulting Agreement") pursuant to which the Company has agreed to retain Mr. Sternbach as a consultant for a period of two years from the time that his employment with the Company terminates. Pursuant to the

Sternbach Consulting Agreement, the Company has agreed to pay Mr. Sternbach $150,000 per year and he will be entitled to participate in the health insurance and similar benefits which the Company provides to any of its other consultants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      There have been no transactions that were reportable with related parties.

                                   PROPOSAL 3

Amendment to the Company's Certificate of Incorporation to Increase Authorized Stock

The Company presently has authorized for issuance 5 million common stock shares. On April 15, 2002, the Company had 710,000 shares issued and outstanding. Should the holders of the Series A 8% Convertible Preferred Stock convert all of their remaining stock into common stock, at the current market price, the Preferred Stock would be converted into approximately 700,000 shares.. Additionally, the Board of Directors has recommended that the Company's Certificate of Incorporation be amended so that the Company be authorized to issue up to 20 million common stock shares. This would provide the Company the opportunity to explore all potential transactions to enhance the shareholders' value and that would require the issuance of additional common stock Therefore, the Board has recommended that the Company be authorized to issue a total of 20 million common stock shares by amending the Certificate of Incorporation.

                                   PROPOSAL 4

RATIFICATION AND APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

            The Board of Directors has selected the accounting firm of Holtz Rubenstein & Co., LLP to serve as independent auditors of the Company for the fiscal year ending May 31, 2001 and proposes the ratification and approval of such decision. Holtz Rubenstein & Co., LLP has served as the principal independent auditors of the Company since March 1993 and is familiar with the business and operations of the Company. Representatives of Holtz Rubenstein & Co., LLP are not expected to be present at the Meeting.

            The Board of Directors recommends a vote FOR ratification and approval of the selection of Holtz Rubenstein & Co., LLP as the independent auditors for the Company for the year ending May 31, 2002.

                                   PROPOSAL 5

                  AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
                    TO REDUCE THE SHAREHOLDER VOTE REQUIRED
                        TO APPROVE CERTAIN TRANSACTIONS

      Prior to February 22, 1998, the New York Business Corporation Law (the "BCL") provided that (1) a plan of merger or consolidation involving a New York corporation, (2) a sale, lease, exchange or other disposition of all or substantially all of a corporation's assets not in the ordinary course of business, and (3) a binding share exchange all required approval by a two-thirds vote of all outstanding shares of that corporation entitled to vote thereon. Effective February 22, 1998, the BCL was amended to provide that for a corporation formed after that date, any such transaction need only be authorized by a majority vote of all outstanding shares entitled to vote thereon unless the corporation's certificate of incorporation provides for a greater vote. The BCL as so amended also provides that for a corporation in existence on February 22, 1998 (such as driversshield.com), any such transaction will continue to require a two-thirds vote unless its certificate of incorporation expressly provides for majority approval.

      We believe that majority approval for these extraordinary transactions is consistent with currently accepted principles of corporate democracy as reflected in the amended BCL. The corporate laws of most states require only majority approval for these transactions. Consequently, on February 11, 2002, our board of directors authorized, subject to approval by our shareholders, an amendment to our certificate of incorporation specifying that a majority vote of outstanding shares is required to approve (1) a plan of merger or consolidation to which driversshield.com is party, (2) the sale, lease, exchange or other disposition of all or substantially all of the assets of driversshield.com, or
(3) a plan for a binding share exchange.

      This change is reflected in Article Tenth of the form of restated and amended certificate of incorporation attached as ******* to this proxy statement.

      The affirmative vote of a majority of all shares outstanding on the record date is required to approve this proposal.

                               VOTING REQUIREMENTS

      Directors are elected by a plurality of the votes cast at the Meeting. The affirmative vote of a majority of the votes cast at the Meeting will be required to ratify and approve the amendments to the By-laws of the Company, and the appointment of Holtz Rubenstein & Co., LLP as independent auditors of the Company for the fiscal year ending May 31, 2001 . The affirmative vote of a majority of the outstanding shares as of the record date is needed for approval of the Amendment to Certificate of Incorporation to increase the authorized shares of common stock and the reduce the shareholder vote required to approve certain transactions. Abstentions and broker non-votes with respect to any matter are not considered as votes cast with respect to that matter.

                                  OTHER MATTERS

      The Board of Directors of the Company knows of no other matter to come before the Meeting. However, if any matter requiring a vote of the Shareholders should arise, it is the intention of the persons named in the enclosed form of Proxy to vote such Proxy in accordance with their best judgment.

                              Shareholder Proposals

      Shareholder proposals intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Company by September 6, 2002 for possible inclusion in the proxy material relating to such meeting.

Annual Report on Form 10-K

      A copy of our Annual Report on Form 10-K for the fiscal year ended May 31, 2001 and the Form 10-Q for the period ended February 28, 2002 has been included with this Proxy Statement. These documents are incorporated herein and constitute a part of this proxy statement.

                                        By order of the Board of Directors,


                                        /s/ STEPHEN STERNBACH
                                        ----------------------------------------
                                        STEPHEN STERNBACH
                                        Chairman of the Board,
                                        President and Chief Executive Officer

Dated: April 29, 2002
Huntington Station, New York